                                                                    Exhibit 4.14

     THIS INSTRUMENT PREPARED BY
     RICHARD W. GREGORY, ESQUIRE
     LECLAIR RYAN, A PROFESSIONAL CORPORATION
     4201 DOMINION BOULEVARD, ST. 200
     GLEN ALLEN, VIRGINIA 23060

             THIS INSTRUMENT GRANTS A SECURITY INTEREST BY A PUBLIC
                                    UTILITY
                THIS INSTRUMENT CONTAINS AFTER-ACQUIRED PROPERTY
                                   PROVISIONS

     ------------------------------------------------------------------------

                       OLD DOMINION ELECTRIC COOPERATIVE,

                                     GRANTOR

                                       TO

                                  SUNTRUST BANK
                     (Successor by Merger to Crestar Bank),

                                     TRUSTEE

                                -----------------

                        THIRTEENTH SUPPLEMENTAL INDENTURE
                          Dated as of November 1, 2002

                              ---------------------

           Supplemental to the Indenture of Mortgage and Deed of Trust
                             Dated as of May 1, 1992

     ------------------------------------------------------------------------

                  A Mortgage of Both Real and Personal Property

           THIS INSTRUMENT IS EXEMPT FROM RECORDATION TAX PURSUANT TO
       VIRGINIA CODE SECTION 58.1-803.D. RECORDATION TAX HAS BEEN PAID IN
        THE OFFICE OF THE CLERK OF THE CIRCUIT COURT FOR HALIFAX COUNTY,
            VIRGINIA ON A SECOND SUPPLEMENTAL INDENTURE RECORDED IN
                             DEED BOOK 588, PAGE 1

                        THIRTEENTH SUPPLEMENTAL INDENTURE

                  THIS THIRTEENTH SUPPLEMENTAL INDENTURE, dated as of November 1, 2002 (the "Thirteenth Supplemental Indenture"), between Old Dominion Electric Cooperative, a Virginia utility aggregation cooperative (the "Company"), whose mailing address and address of its chief executive office is Innsbrook Corporate Center, 4201 Dominion Boulevard, Glen Allen, Virginia 23060, and SunTrust Bank, a Georgia banking corporation and successor by merger to Crestar Bank, as trustee (the "Trustee"), having a corporate trust office at 919 East Main Street, 10th Floor, Corporate Trust Administration, Richmond, Virginia 23219.

                  WHEREAS, the Company has heretofore executed and delivered an Indenture of Mortgage and Deed of Trust, dated as of May 1, 1992 (the "Original Indenture"), to secure, as provided therein, Bonds, to be issued in one or more series as provided in the Original Indenture, as supplemented, modified or amended (the Original Indenture as so supplemented, modified or amended and in effect from time to time, the "Indenture");

                  WHEREAS, the Original Indenture was recorded among the land records in the counties of Halifax, Louisa, Spotsylvania and Orange, Virginia, and a UCC Form 1 concerning the Original Indenture was recorded among the financing statement records at the Virginia State Corporation Commission and the Counties of Henrico, Halifax, Louisa, Spotsylvania and Orange, Virginia;

                  WHEREAS, the Company has heretofore executed and delivered a First Supplemental Indenture, dated as of August 1, 1992 (hereinafter the "First Supplemental Indenture"), its Second Supplemental Indenture, dated as of December 1, 1992 (hereinafter called the "Second Supplemental Indenture"), its Third Supplemental Indenture, dated as of May 1, 1993 (hereinafter called the "Third Supplemental Indenture"), its Fourth Supplemental Indenture, dated as of December 15, 1994 (hereinafter called the "Fourth Supplemental Indenture"), its Fifth Supplemental Indenture, dated as of February 29, 1996 (hereinafter called the "Fifth Supplemental Indenture"), its Sixth Supplemental Indenture, dated as of November 28, 1997 (hereinafter called the "Sixth Supplemental Indenture"), its Seventh Supplemental Indenture, dated as of November 1, 1998 (hereinafter called the "Seventh Supplemental Indenture"), its Eighth Supplemental Indenture, dated as of November 30, 1998 (hereinafter called the "Eighth Supplemental Indenture"), its Ninth Supplemental Indenture, dated as of November 1, 1999 (hereinafter called the "Ninth Supplemental Indenture"), its Tenth Supplemental Indenture, dated as of November 1, 2000 (hereinafter called the "Tenth Supplemental Indenture"), its Eleventh Supplemental Indenture, dated as of September 1, 2001 (hereinafter called the "Eleventh Supplemental Indenture") and its Twelfth Supplemental Indenture, dated as of November 1, 2001 (hereinafter called the "Twelfth Supplemental Indenture"), supplementing the Original Indenture, each of which, with the exception of the Fourth Supplemental Indenture, provided for the creation of a new series of Bonds and, some cases, subjected, or intended to subject, to the lien of the Indenture certain property described therein;

                  WHEREAS, each of the above-referenced supplemental indentures to the Original Indenture were recorded among the land records for the counties of Halifax, Louisa, Spotsylvania and Orange, Virginia and among the financing statement records at the Virginia State Corporation Commission and the Counties of Henrico, Halifax, Louisa, Spotsylvania and Orange, Virginia, which (except for the County of Henrico) are all of the recording offices in which this Thirteenth Supplemental Indenture will be recorded;

                  WHEREAS, pursuant to the Original Indenture, the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture, the Fifth Supplemental Indenture, the Sixth Supplemental Indenture, the Seventh Supplemental Indenture, the Eighth Supplemental Indenture, the Ninth Supplemental Indenture, the Tenth Supplemental Indenture, the Eleventh Supplemental Indenture and the Twelfth Supplemental Indenture there have been executed, authenticated, delivered and issued and there are now outstanding First Mortgage Bonds.

                  WHEREAS, in connection with acquisition, equipping and construction of a two unit coal-fired electric generating facility in Halifax County, Virginia in which the Company has an undivided 50% interest (the "Project"), the Company installed solid waste disposal and sewage facilities (the "Facilities"). Pursuant to a loan agreement dated as of December 1, 1992 (as supplemented and amended the "Initial Loan Agreement"), between the Company and the Industrial Development Authority of Halifax, County, Virginia (the "Authority"), the Authority financed the construction of the Facilities by issuing its Exempt Facility Revenue Bonds (Old Dominion Electric Cooperative Project) Series 1992, Exempt Facility Refunding Revenue Bonds (Old Dominion Electric Cooperative Project) Series 1997, Exempt Facility Refunding Revenue Bonds (Old Dominion Electric Cooperative Project) Series 1998, Exempt Facility Refunding Revenue Bonds (Old Dominion Electric Cooperative Project) Series 1999, Exempt Facility Refunding Revenue Bonds (Old Dominion Electric Cooperative Project) Series 2000, and Exempt Facility Refunding Revenue Bonds (Old Dominion Electric Cooperative Project) Series 2001 (collectively, the "Prior Tax-Exempt Bonds"). The Company's obligation to repay the loan from the Authority was evidenced by its First Mortgage Bonds, 1992 Series C, First Mortgage Bonds, 1997 Series A, First Mortgage Bonds, 1998 Series A, First Mortgage Bonds, 1999 Series A, First Mortgage Bonds, 2000 Series A and 2001 Series B Bonds (collectively, the "Prior Company Bonds");

                  WHEREAS, pursuant to a loan agreement dated as of November 1, 2002 (the "Loan Agreement"), between the Company the Authority, the Authority proposes to refund all of the Authority's outstanding Prior Tax-Exempt Bonds on December 1, 2002. The Prior Tax-Exempt Bonds will be refunded by the Authority (concurrently with the defeasance of the Prior Tax-Exempt Bonds) issuing its Exempt Facility Revenue Bonds (Old Dominion Electric Cooperative Project) Series 2002 (the "Series 2002 Tax-Exempt Bonds"). Concurrently with the retirement of the Prior Company Bonds, the Company's obligation to repay the new loan from the Authority shall be evidenced by a new series of Bonds to be designated 2002 Series A Bonds (the "2002 Series A Bonds");

                  WHEREAS, the Board of Directors of the Company has authorized the establishment and issuance of the 2002 Series A Bonds, and the Company has complied or will comply with all provisions required to issue Additional Bonds provided for in the Original Indenture;

                  WHEREAS, the Company desires to execute and deliver this Thirteenth Supplemental Indenture, in accordance with the provisions of the Indenture, for the purposes of providing for the creation of a new series of Bonds, designating the series to be created and specifying the form and provisions of the Bonds of the new series;

                  WHEREAS, Section 13.01 of the Indenture provides that, without the consent of the Holders of any of the Bonds at the time Outstanding, the Company, when authorized by a Board Resolution, and the Trustee may enter into a Supplemental Indenture for the purposes and subject to the conditions set forth in such Section 13.01;

                  WHEREAS, the Company proposes to supplement and amend the Indenture as provided herein in compliance with Section 13.01 thereof, and

                  WHEREAS, all acts and proceedings required by law and by the Articles of Incorporation and Bylaws of the Company necessary to secure the payment of the principal and Redemption Price of and interest on the 2002 Series A Bonds, to make the 2002 Series A Bonds to be issued hereunder, when executed by the Company, authenticated and delivered by the Trustee and duly issued, the valid, binding and legal obligations of the Company, and to constitute that the Indenture is a valid and binding mortgage for the security of all of the Bonds prior to the Release Date, in accordance with its and their terms, have been done and taken; and the execution and delivery of this Thirteenth Supplemental Indenture has been in all respects duly authorized.

                  NOW, THEREFORE, THIS THIRTEENTH SUPPLEMENTAL INDENTURE WITNESSETH, that, to secure the payment of the principal of (and premium, if any) and interest on the Outstanding Secured Bonds until the Release Date, to confirm the lien of the Indenture upon the Trust Estate mentioned therein including all property purchased, constructed or otherwise acquired by the Company since the date of execution of the Original Indenture until the Release Date, to secure performance of the covenants therein and herein contained, to declare the terms and conditions on which the Outstanding Secured Bonds are secured, and in consideration of the premises thereof and hereof, the Company by these presents does grant, bargain, sell, alienate, remiss, release, convey, assign, transfer, mortgage, hypothecate, pledge, set over and confirm to the Trustee, in trust, all property, rights, privileges and franchises (other than Excepted Property) of the Company of the character described in the Granting Clauses of the Indenture, including all such property, rights, privileges and franchises acquired since the date of execution of the Original Indenture, including, without limitation, all of those fee and leasehold interests in real property, if any, which may hereafter be constructed or acquired by it, but subject to all exceptions, reservations and matters of the character therein referred to, and expressly excepting and excluding from the lien and operation of the Indenture all properties of the character specifically excepted by paragraphs (A) through (K) of "Excepted Property" in the Indenture to the extent contemplated thereby, and all property heretofore released or otherwise disposed of pursuant to the provisions of the Indenture.

                  PROVIDED, HOWEVER, that (i) if, upon the occurrence of an Event of Default, the Trustee, or any separate trustee or co-trustee appointed under Section 10.14 of the Indenture or any receiver appointed pursuant to statutory provision or order of court, shall have entered into possession of all or substantially all of the Trust Estate, all the Excepted Property described or referred to in paragraphs (A) through (G), inclusive, of "Excepted Property" in the Indenture then owned or thereafter acquired by the Company shall immediately, and, in the case of any Excepted Property described or referred to in paragraphs (H) through (J) inclusive, of "Excepted Property" in the Indenture, upon demand of the Trustee or such other trustee or receiver, become subject to the lien of the Indenture to the extent permitted by law, and the Trustee or such other trustee or receiver may, to the extent permitted by law, at the same time likewise take possession thereof, and (ii) whenever all Events of Default shall have been cured and the possession of all or substantially all of the Trust Estate shall have been restored to the Company, such Excepted Property shall again be excepted and excluded from the lien of the Indenture to the extent and otherwise as hereinabove set forth and as set forth in the Indenture.

                  The Company may, however, pursuant to Granting Clause Third of the Indenture, subject any Excepted Property to the lien of the Indenture, whereupon the same shall cease to be Excepted Property.

                  TO HAVE AND TO HOLD all said property, rights, privileges and franchises of every kind and description, real, personal or mixed, hereby and hereafter (by Supplemental Indenture or otherwise) granted, bargained, sold, alienated, remised, released, conveyed, assigned, transferred, mortgaged, hypothecated, pledged, set over or confirmed as aforesaid, or intended, agreed or covenanted so to be, together with all the appurtenances thereto appertaining unto the Trustee and its successors and assigns forever.

                  SUBJECT, HOWEVER, to (i) Permitted Encumbrances (as defined in
         Section 1.01 of the Indenture), (ii) to the extent permitted by Section
         14.06 of the Indenture, as to property acquired since the date of execution of the Original Indenture, (a) any duly recorded or perfected prior mortgage or other lien that may exist thereon at the date of the acquisition thereof by the Company, and (b) purchase money mortgages created by the Company at the time of acquisition thereof, and (iii) defects of title to and encumbrances on property described in Article IV of the First Supplemental Indenture.

                  BUT IN TRUST, NEVERTHELESS, with power of sale, for the equal and proportionate benefit and security of the Holders from time to time of all the Outstanding

         Secured Bonds without any priority of any such Bond over any other such Bond and for the enforcement of the payment of such Bonds in accordance with their terms.

                  UPON CONDITION that, until the happening of an Event of Default and subject to the provisions of Article Six of the Indenture, the Company shall be permitted to possess and use the Trust Estate, except cash, securities and other personal property deposited, or required to be deposited, with the Trustee and to explore for, mine, extract and dispose of coal, ore, gas, oil and other minerals, to harvest standing timber and to receive and use the rents, issues, profits, revenues and other income, products and proceeds of the Trust Estate.

                  AND IT IS HEREBY COVENANTED AND DECLARED that all the Bonds are to be authenticated and delivered and the Trust Estate is to be held and applied by the Trustee, subject to the further covenants, conditions and trusts set forth in the Indenture, and the Company does hereby covenant and agree to and with the Trustee, for the equal and proportionate benefit of all Holders of the Bonds as follows:

                                   ARTICLE I

                   TERMS AND ISSUE OF THE 2002 SERIES A BONDS

                  Section 1.01. General. There shall be hereby established under the Indenture, as further amended by this Thirteenth Supplemental Indenture, a series of Bonds, known as and entitled "2002 Series A Bonds." The aggregate principal amount of 2002 Series A Bonds which may be authenticated and delivered and Outstanding is limited to SIXTY MILLION TWO HUNDRED TEN THOUSAND AND NO/00 DOLLARS ($60,210,000.00). The Trustee is hereby appointed as Authenticating Agent for the 2002 Series A Bonds.

                  The 2002 Series A Bonds shall be issuable in fully registered form without coupons and in denominations of $5,000 and integral multiples thereof. Each 2002 Series A Bond shall be dated the date of its issuance and delivery. The 2002 Series A Bonds shall mature on the dates and in the principal amounts, and shall bear interest, payable semi-annually on June 1 and December 1 in each year, commencing June 1, 2003, at the respective rates per annum, as shown below:

                                                Principal           Interest
                      Maturity Date             Amount              Rate
                      -----------------------   -----------------   ------------
                      June 1, 2028              $27,755,000.00      5.00%

                      June 1, 2028              $32,455,000.00      5.625%

         Interest on the 2002 Series A Bonds shall be computed on the basis of a 360-day year of twelve 30-day months.

                  The 2002 Series A Bonds shall be issued to and registered in the name of the Authority and subsequently will be pledged and assigned by the Authority to SunTrust Bank, a Georgia banking corporation, as trustee (the "Tax-Exempt Bond Trustee") pursuant to that certain Indenture of Trust, dated as of November 1, 2002, between the Authority and the Tax-Exempt Bond Trustee (as supplemented and amended, the "Tax-Exempt Indenture") and will secure the obligations of the Company under that certain Loan Agreement, dated as of November 1, 2002, between the Authority and the Company (as supplemented and amended, the "Loan Agreement").

                  The 2002 Series A Bonds shall be lettered "A" and numbered from 1 consecutively upwards in order of maturity on original issuance and order of issuance thereafter. The principal and Redemption Price and interest on the 2002 Series A Bonds shall be payable in lawful money of the United States of America to the registered owner of the 2002 Series A Bonds or its assignee in accordance with the provisions of the Loan Agreement by wire transfer or other method acceptable to such registered owner or its assignee in funds which will be immediately available on the applicable principal and/or Interest Payment Date or Redemption Date. Interest on the 2002 Series A Bonds shall be payable without presentation of the 2002 Series A Bonds for payment. Payment of the principal or Redemption Price of any 2002 Series A Bond shall be made by the Company to the Tax-Exempt Bond Trustee upon presentation and surrender of such Bond to the Trustee.

                  The Regular Record Date referred to in Section 3.09 of the Original Indenture for the payment of interest on the 2002 Series A Bonds shall be the fifteenth day (whether or not a business day) of the calendar month next preceding such Interest Payment Date.

                  Section 1.02 Redemption Dates and Prices. The 2002 Series A Bonds may not be called for redemption by the Company at any time prior to the Stated Maturity, except as provided below:

                  (A)  Extraordinary Optional Redemption of 2002 Series A Bonds.
                       --------------------------------------------------------

                       (i) The 2002 Series A Bonds are subject to extraordinary optional redemption by the Company in whole at any time at a Redemption Price equal to 100% of the principal amount of such 2002 Series A Bonds, together with accrued interest to the Redemption Date, upon the happening of any of the following events:

                           (a) Damage or destruction of the Facilities by fire or other casualty to such extent that, or loss of title to or use of substantially all of the Facilities as a result of the exercise of the power of eminent domain or failure of title which, in the opinion of both the Company (expressed in a certificate of an Officer of the Company) and an Engineer, both filed with the Trustee and the Tax-

         Exempt Bond Trustee and, that (1) the Facilities cannot be reasonably repaired, rebuilt or restored within a period of 12 months to their condition immediately preceding such damage or destruction, or (2) the Company is prevented from carrying on its normal operations at the Facilities for a period of 12 months; or

                           (b) A change in the Constitution of Virginia or of the United States of America or a legislative or administrative action (whether local, state or Federal) or a final decree, judgment or order of any court or administrative body (whether local, state or Federal) contested by the Company in good faith which causes (1) the Loan Agreement or the 2002 Series A Bonds to become void or unenforceable or their performance in accordance with the intent and purpose of the parties as expressed therein to be impossible or (2) unreasonable burdens or excessive liabilities to be imposed on the Authority or the Company.

                       (ii) The 2002 Series A Bonds are subject to extraordinary optional redemption by the Company in part on any Interest Payment Date at a Redemption Price equal to 100% of the principal amount of the 2002 Series A Bonds to be redeemed, together with accrued interest to the Redemption Date in the event of (i) damage or destruction to any part of the Facilities by fire or other casualty or (ii) loss of title to any part of the Facilities as a result of the exercise of eminent domain or failure of title, but only upon receipt by the Trustee and the Tax-Exempt Bond Trustee of the following:

                           (a) A certificate of an Officer of the Company stating that there has been either (x) damage or destruction of the Facilities by fire or other casualty or (y) loss of title to any part of the Facilities as a result of the exercise of eminent domain or failure of title and that it is not in the best interest of the Company to rebuild such portion of the Facilities; and

                           (b) An Opinion of Counsel stating that the use of the condemnation award or insurance proceeds resulting from such casualty or loss of title, for purposes other than (x) rebuilding, restoring or repairing the Facilities, or (y) redeeming the Series 2002 Tax-Exempt Bonds would cause the interest paid or payable on the Series 2002 Tax-Exempt Bonds (other than interest paid to any "substantial user" of the Facilities or "related person" as those terms are defined in
         Section 147(a) of the Internal Revenue Code of 1986, as amended (the "Code")) to be includable in the gross income of a holder of Series 2002 Tax-Exempt Bonds for Federal income tax purposes under the Code (or for Virginia state income tax purposes).

                       (iii) To exercise its option to redeem the 2002 Series A Bonds, in whole under subsection (A)(i), above, or in part under subsection (A)(ii), above, the Company shall comply with the provisions of Article Seven of the Original Indenture, if applicable, and shall within 120 days after the event permitting its exercise, file the required documentation with the Trustee and the Tax-Exempt Bond Trustee and specify a date not more than 60 days thereafter for making such payments.

                  (B) Optional Redemption.
                      -------------------

                       (i) The 2002 Series A Bonds bearing interest at an annual rate of 5.00% are subject to optional redemption by the Company on or after June 1, 2013 in whole at any time or in part on any interest payment date at par plus accrued interest to the redemption date.

                       (ii) The 2002 Series A Bonds bearing interest at an annual rate of 5.625% are subject to optional redemption by the Company on or after June 1, 2013, in whole at any time or in part on any interest payment date, at the following redemption prices (expressed as a percentage of the principal amount of the 2002 Series A Bonds to be redeemed) plus interest accrued to the redemption date:

                              Redemption Period                            Price
                              -----------------                            -----

         June 1, 2013 through and including May 30, 2014                   101%

         June 1, 2014 and thereafter                                       100%

                  (C) Mandatory Redemption of the 2002 Series A Bonds. The 2002
                      -----------------------------------------------
         Series A Bonds are subject to mandatory redemption in whole as promptly as possible, but no later than 180 days after the occurrence of any Determination of Taxability, at a Redemption Price equal to 100% of the principal amount of the 2002 Series A Bonds to be redeemed plus interest accrued to the Redemption Date. For purposes of this paragraph, "Determination of Taxability" shall mean (i) any enactment or amendment of any applicable statute or regulation, or (ii) a final decree or judgment of any federal court, a final determination by the United States Internal Revenue Service or a final judgment or determination by any court or agency of the Commonwealth of Virginia, with the effect that interest paid or payable on the Series 2002 Tax-Exempt Bonds (other than interest paid to any "substantial user" of the Facilities or "related person" as those terms are defined in
         Section 147(a) of the Code) is or was includable in the gross income of a Series 2002 Tax-Exempt Bondholder for Federal income tax purposes under the Code (or for Virginia state income tax purposes). A Determination of Taxability does not include any tax upon interest payable on exempt facility bonds under Section 142 of the Code and other statutes and regulations in effect on the date of issuance of the Series 2002 Tax-Exempt Bonds and does not include any change in tax rates. A Determination of Taxability will be deemed to have occurred on the date on which the Tax-Exempt Bond Trustee is first notified in writing of any such enactment, amendment, judgment, decree or determination.

                  (D) Selection of 2002 Series A Bonds to be Redeemed. If less
                      -----------------------------------------------
         than all of the 2002 Series A Bonds are called for redemption pursuant to Section 1.02 (a) and Section 1.02 (b), the 2002 Tax-Exempt Bonds and the corresponding 2002 Series A Bonds to be redeemed shall be selected by lot, in such manner as the Tax-Exempt Bond Trustee, may determine, each portion of $5,000 principal amount being counted as one 2002 Series A Bond for this purpose. If a portion of a 2002 Series A Bond having a principal amount of more than $5,000 shall be called for redemption, a new registered 2002 Series A Bond in principal amount equal to the unredeemed portion thereof shall be issued to the registered owner upon the surrender thereof.

                  (E) Notice of Redemption. If any 2002 Series A Bond is called
                      --------------------
         for redemption, the Company has covenanted to cause notice of the call for redemption to be given to each Holder of such 2002 Series A Bond to be redeemed at such Holder's address as the same shall last appear upon the Bond Register, by first class mail at least 35 and no more than 60 days prior to the Redemption Date.

                  Section 1.03 Form of 2002 Series A Bonds. The 2002 Series A Bonds and the Trustee's authentication certificate to be executed on the Bonds of said series shall be substantially in the form attached hereto as Exhibit A, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by the Original Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the Officers executing such Bonds, as evidenced by their execution of such Bond.

                                   ARTICLE II
                                  MISCELLANEOUS

                  Section 2.01. This Thirteenth Supplemental Indenture is executed and shall be construed as an indenture supplemental and amendatory to the Original Indenture, and shall form a part thereof, and the Indenture, as hereby supplemented and modified, is hereby confirmed. Except to the extent inconsistent with the express terms hereof, all of the provisions, terms, covenants and conditions of the Indenture shall be applicable to the 2002 Series A Bonds to the same extent as if specifically set forth herein. All capitalized terms used in this Thirteenth Supplemental Indenture shall be taken to have the same meanings as in the Indenture, except in cases where the context clearly indicates otherwise.

                  Section 2.02. All recitals in this Thirteenth Supplemental Indenture are made by the Company only and not by the Trustee; and all of the provisions contained in the Indenture, in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect hereof as fully and with like effect as if set forth herein in full.

                  Section 2.03. Whenever in this Thirteenth Supplemental Indenture any of the parties hereto is named or referred to, this shall, subject to the provisions of Articles Ten and Twelve of the Indenture, be deemed to include the successors and assigns of such party, and all the covenants and agreements in this Thirteenth Supplemental Indenture contained by or on behalf of the Company, or by or on behalf of the Trustee shall, subject as aforesaid, bind and inure to the respective benefits of the respective successors and assigns of such parties, whether so expressed or not.

                  Section 2.04. Nothing in this Thirteenth Supplemental Indenture, expressed or implied, is intended, or shall be construed, to confer upon, or to give to, any person, firm or corporation, other than the parties hereto and the Holders of the Outstanding Bonds, any right, remedy or claim under or by reason of this Thirteenth Supplemental Indenture or any covenant, condition, stipulation, promise or agreement hereof, and all the covenants, conditions, stipulations, promises and agreements in this Thirteenth Supplemental Indenture contained by or on behalf of the Company shall be for the sole and exclusive benefit of the parties hereto, and of the Holders of Outstanding Bonds.

                  Section 2.05. This Thirteenth Supplemental Indenture may be executed in several counterparts, each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts, or as many of them as the Company and the Trustee shall preserve undestroyed, shall together constitute but one and the same instrument.

                  Section 2.06. Although this Thirteenth Supplemental Indenture is dated for convenience and for the purpose of reference as of November 1, 2002, the actual date or dates of execution by the Company and by the Trustee are as indicated by their respective acknowledgments hereto annexed.

                  Section 2.07. To the extent permitted by applicable law, this Thirteenth Supplemental Indenture shall be deemed to be a Security Agreement and Financing Statement whereby the Company grants to the Trustee a security interest in all of the Trust Estate that is personal property or fixtures under the Uniform Commercial Code, as adopted or hereafter adopted in one or more of the states in which any part of the properties of the Company are situated. The mailing address of the Company, as debtor, is Innsbrook Corporate Center, 4201 Dominion Boulevard, Glen Allen, Virginia 23060, and the mailing address of the Trustee, as secured party, is SunTrust Bank, Attention: Corporate Trust Administration, 919 East Main Street, 10th Floor, Richmond, Virginia 23219.

                    [SIGNATURES APPEAR ON THE FOLLOWING PAGE]

                  IN WITNESS WHEREOF, the parties hereto have caused this Thirteenth Supplemental Indenture to be duly executed as of the day and year first above written.

         Company:                            OLD DOMINION ELECTRIC
         Innsbrook Corporate Center          COOPERATIVE
         4201 Dominion Boulevard
         Glen Allen, Virginia 23060
                                             By: /s/ Daniel M.Walker
                                                 -------------------
                                                    Name:  Daniel M. Walker
                                                    Title: Senior Vice President

         Trustee:                            SUNTRUST BANK, as Trustee
         919 East Main Street
         10/th/ Floor                        By: /s/ Jackie Shornak
         Corporate Trust Administration          ------------------
         Richmond, Virginia 23219                   Name:  Jackie Shornak
                                                    Title: Asst. Vice President

                                 ACKNOWLEDGMENT

         COMMONWEALTH OF VIRGINIA   )
                                    )
         COUNTY OF HENRICO          )


                  The foregoing instrument was acknowledged before me this 5th day of November, 2002, by Daniel M. Walker, the Senior Vice President of Accounting and Finance of Old Dominion Electric Cooperative, a Virginia utility aggregation cooperative.

                                            /s/ Arlene Hines
                                            ------------------------------------
                                            Notary Public

         My Commission expires: 9/30/06


                                 ACKNOWLEDGMENT

         COMMONWEALTH OF VIRGINIA   )
                                    )
         CITY OF RICHMOND           )


                  The foregoing instrument was acknowledged before me this 31st day of October, 2002, by Jackie Shornak, the Asst. Vice President of SunTrust Bank, a Georgia banking corporation, on behalf of the Bank.

                                            /s/ Donna M. Tilles
                                            ------------------------------------
                                            Notary Public

         My Commission expires: January 31, 2006

                                                                       EXHIBIT A

                           FORM OF 2002 SERIES A BONDS

                      THIS 2002 SERIES A BOND, HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, OFFERED FOR SALE OR OTHERWISE TRANSFERRED WITHOUT REGISTRATION UNDER SUCH ACT OR IN RELIANCE UPON AN APPLICABLE EXEMPTION FROM REGISTRATION UNDER SUCH ACT.

                        Old Dominion Electric Cooperative
                               2002 Series A Bonds
                                Due June 1, 2028

         No.                                                        $ __________

                  Old Dominion Electric Cooperative, a Virginia utility aggregation cooperative (herein called the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to THE INDUSTRIAL DEVELOPMENT AUTHORITY OF HALIFAX COUNTY, VIRGINIA, or registered assigns, the principal sum of ______________________________ Dollars on June 1, 2028 and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) thereon from the date of this Bond or from the most recent Interest Payment Date to which interest has been paid or duly provided for, payable on June 1, 2003, and on each June 1 and December 1 of each year thereafter, at the rate of ________% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture (as defined herein), be paid to the Person in whose name this Bond (or one or more Predecessor Bonds) is registered on the date of business on the Regular Record Date for such interest, which shall be the fifteenth day (whether or not a business day), of the calendar month next proceeding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Bond (or one or more Predecessor
         Bond) is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to Holders of Bonds of this series not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the provisions of the Indenture and acceptable to the Holder hereof.

                  If any principal of or premium, if any, or interest on this Bond is not paid when due (whether at maturity, upon acceleration or call for redemption or otherwise), then the overdue installments of principal and, to the extent permitted by law, interest shall bear interest until paid at the interest rate borne by this Bond.

                  The principal of and premium, if any, and interest on this Bond shall be payable in lawful money of the United States of America to the registered owner hereof in accordance with the provisions of the Loan Agreement (as defined herein) by wire transfer or other method acceptable to such registered owner in funds which will be immediately available on the applicable principal and/or interest payment date or redemption date. Interest on this Bond shall be payable without presentation hereof. Payment of the principal and premium, if any, on this Bond shall be made by the Company to the holder hereof upon presentation and surrender of such Bond to SunTrust Bank (formerly Crestar Bank), Richmond, Virginia, as trustee ("Trustee") under the Indenture.

                  Reference is hereby made to the further provisions of this Bond set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                  Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Bond shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

                  IN WITNESS WHEREOF, the Company has caused this Bond to be duly executed.

         Dated:  _______________

         Attest:                            OLD DOMINION ELECTRIC COOPERATIVE

         ______________________             By:   SPECIMEN
                                                  ---------------------
         Name: ________________                   Authorized Officer

         Title: _________________

                                [Reverse of Bond]


                  This is one of the Bonds referred to in and secured by the Indenture of Mortgage and Deed of Trust, dated as of May 1, 1992, by and between Old Dominion Electric Cooperative and Crestar Bank, as trustee, as the same has been and may be amended and effective from time to time prior to the Release Date (the "Original Indenture"), under which the undersigned now acts as Trustee. From and after the Release Date (as defined in the Eleventh Supplemental Indenture to the Original Indenture), this Bond shall constitute one of the unsecured Obligations referred to in and entitled to the benefits of that Amended and Restated Indenture, dated as of September 1, 2001, between Old Dominion Electric Cooperative and SunTrust Bank, successor by merger to Crestar Bank, as trustee (the "Restated Indenture"), which Restated Indenture amends and supersedes the Original Indenture in its entirety from and after the Release Date. The Original Indenture, including all indentures supplemental thereto and effective prior to the Release Date, contains a statement of the description of the properties thereby mortgaged, pledged and assigned, the nature and extent of the security and the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Bonds and of the terms upon which the Bonds are, and are to be, authenticated and delivered, in each case prior to the Release Date. The Restated Indenture, including all indentures supplemental thereto, contains a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Obligations and of the terms upon which the Obligations are, and are to be, authenticated and delivered from and after the Release Date. From and after the Release Date, the term "Bond" as used in this instrument shall be construed to mean "Obligation" as that term is used in the Restated Indenture and all indentures supplemental thereto. The term "Indenture" as used herein means the Original Indenture prior to the Release Date and the Restated Indenture from and after the Release Date.

                  This Bond is one of the series (the "2002 Series A Bonds") designated on the face hereof, limited in aggregate principal amount to Sixty Million Two Hundred Ten Thousand Dollars ($60,210,000), issued pursuant to the Thirteenth Supplemental Indenture, dated as of November 1, 2002 ("Thirteenth Supplemental Indenture"), between the Company and the Trustee. This Bond is being issued to refund the Company's First Mortgage Bonds, 1992 Series C, First Mortgage Bonds, 1997 Series A, First Mortgage Bonds, 1998 Series A, First Mortgage Bonds, 1999 Series A, First Mortgage Bonds, 2000 Series A, and 2001 Series B Bonds (collectively, the "Prior Company Bonds"). The Prior Company Bonds were issued by the Company to repay a loan ("Initial Loan") from the Industrial Development Authority of Halifax County, Virginia ("Authority") made to the Company for the purpose of acquiring, constructing and equipping certain solid waste and sewage disposal facilities ("Facilities") for the Company pursuant to the Loan Agreement, dated as of December 1, 1992, between the Company and the Authority. The Initial Loan was funded from the proceeds of the Authority's Exempt Facility Revenue Bonds (Old Dominion Electric Cooperative Project) Series 1992, Exempt Facility Refunding Revenue Bonds (Old Dominion Electric Cooperative Project) Series 1997, Exempt Facility Refunding Revenue Bonds (Old Dominion Electric Cooperative Project) Series 1998, Exempt Facility Refunding Revenue Bonds (Old Dominion Electric Cooperative Project) Series 1999, Exempt Facility Refunding Revenue Bonds (Old Dominion Electric Cooperative Project) Series 2000, and Exempt Facility Refunding Revenue Bonds (Old Dominion Electric Cooperative Project) Series 2001 (collectively, the "Prior Tax-Exempt Bonds"). Pursuant to a Loan Agreement, dated as of November 1, 2002 (the "Loan Agreement"), between the Authority and the Company, the Authority agreed to refund the Initial Loan and has issued its Exempt Facility Refunding Revenue Bonds (Old Dominion Electric Cooperative Project), Series 2002 ("Series 2002 Tax-Exempt Bonds") in the aggregate principal amount of $60,210,000, under that certain Indenture of Trust, dated as of November 1, 2002 ("Tax-Exempt Indenture"), between the Authority and SunTrust Bank (the "Tax-Exempt Bond Trustee"). The Prior Tax-Exempt Bonds will be refunded by the Authority issuing the Series 2002 Tax-Exempt Bonds.

                  If at any time the amount held by the Tax-Exempt Bond Trustee in the Bond Fund, as defined in the Tax-Exempt Indenture, should be sufficient to pay at the times required the principal of, and premium, if any, and interest on the Series 2002 Tax-Exempt Bonds then remaining unpaid and to pay all fees and expenses of the Tax-Exempt Bond Trustee accrued and to accrue through final payment of the Series 2002 Tax-Exempt Bonds, the Company shall not be obligated to make any further payments hereunder, except to the extent losses may be incurred in connection with investment of moneys in the Bond Fund.

                  The Authority, by the execution of the Tax-Exempt Indenture and the assignment form at the foot of this Bond ("Assignment"), is assigning this Bond and the payments thereon to the Tax-Exempt Trustee, acting pursuant to the Tax-Exempt Indenture, as security for the Series 2002 Tax-Exempt Bonds. Payments of principal of, and premium, if any, and interest on this Bond shall be made directly to the Tax-Exempt Bond Trustee for the account of the Authority pursuant to such assignment and applied only to the principal of, and premium, if any, and interest on the Series 2002 Tax-Exempt Bonds. All obligations of the Company hereunder shall terminate when all sums due and to become due pursuant to the Tax-Exempt Indenture, this Bond, the Loan Agreement and the Series 2002 Tax-Exempt Bonds have been paid or provided for in full.

                  This Bond may not be called for redemption by the Company at any time prior to the Stated Maturity, except as provided below:

                  (A) Extraordinary Optional Redemption.
                       ---------------------------------

                       (i) This Bond is subject to extraordinary optional redemption by the Company in whole at any time at a Redemption Price equal to 100% of its principal amount, together with accrued interest to the Redemption Date, upon the happening of any of the following events:

                           (a) Damage or destruction of the Facilities by fire or other casualty to such extent that, or loss of title to or use of substantially all of the Facilities as a result of the exercise of the power of eminent domain or failure of title which, in the opinion of both the Company (expressed in a certificate of an Officer of the Company) and an Engineer, both filed with the Trustee and the Tax-Exempt Bond Trustee and, that (1) the Facilities cannot be reasonably repaired, rebuilt or restored within a period of 12 months to their condition immediately preceding such damage or destruction, or
         (2) the Company is prevented from carrying on its normal operations at the Facilities for a period of 12 months; or

                           (b) A change in the Constitution of Virginia or of the United States of America or a legislative or administrative action (whether local, state or Federal) or a final decree, judgment or order of any court or administrative body (whether local, state or Federal) contested by the Company in good faith which causes (1) the Loan Agreement or the 2002 Series A Bonds to become void or unenforceable or their performance in accordance with the intent and purpose of the parties as expressed therein to be impossible or (2) unreasonable burdens or excessive liabilities to be imposed on the Authority or the Company.

                       (ii) This Bond is subject to extraordinary optional redemption by the Company in part on any Interest Payment Date at a Redemption Price equal to 100% of its principal amount, together with accrued interest to the Redemption Date in the event of (i) damage or destruction to any part of the Facilities by fire or other casualty or
         (ii) loss of title to any part of the Facilities as a result of the exercise of eminent domain or failure of title, but only upon receipt by the Trustee and the Tax-Exempt Bond Trustee of the following:

                           (a) A certificate of an Officer of the Company stating that there has been either (x) damage or destruction of the Facilities by fire or other casualty or (y) loss of title to any part of the Facilities as a result of the exercise of eminent domain or failure of title and that it is not in the best interest of the Company to rebuild such portion of the Facilities; and

                           (b) An Opinion of Counsel stating that the use of the condemnation award or insurance proceeds resulting from such casualty or loss of title, for purposes other than (x) rebuilding, restoring or repairing the Facilities, or (y) redeeming the Series 2002 Tax-Exempt Bonds would cause the interest paid or payable on the Series 2002 Tax-Exempt Bonds (other than interest paid to any "substantial user" of the Facilities or "related person" as those terms are defined in
         Section 147(a) of the Internal Revenue Code of 1986, as amended (the "Code")) to be includable in the gross income of a holder of Series 2002 Tax-Exempt Bonds for Federal income tax purposes under the Code (or for Virginia state income tax purposes).

                       (iii) To exercise its option to redeem this Bond, in whole under subsection (A)(i), above, or in part under subsection
         (A)(ii), above, the Company shall comply with the provisions of Article Seven of the Original Indenture, if applicable, and shall within 120 days after the event permitting its exercise, file the required documentation with the Trustee and the Tax-Exempt Bond Trustee and specify a date not more than 60 days thereafter for making such payments.

                  (B) Optional Redemption.
                      -------------------

                  This Bond is subject to optional redemption by the Company on or after June 1, 2013 in whole at any time or in part on any Interest Payment Date at par plus accrued interest to the Redemption Date. or

                  This Bond is subject to optional redemption by the Company on or after June 1, 2013, in whole at any time or in part on any Interest Payment Date, at the following redemption prices (expressed as a percentage of its principal amount) plus interest accrued to the Redemption Date:

                              Redemption Period                            Price
                              -----------------                            -----

         June 1, 2013 through and including May 30, 2014                   101%

         June 1, 2014 and thereafter                                       100%

                  (C) Mandatory Redemption of the 2002 Series A Bonds. This Bond is subject to mandatory redemption in whole as promptly as possible, but no later than 180 days after the occurrence of any Determination of Taxability, at a Redemption Price equal to 100% of its principal amount plus interest accrued to the Redemption Date. For purposes of this paragraph, "Determination of Taxability" shall mean (i) any enactment or amendment of any applicable statute or regulation, or (ii) a final decree or judgment of any federal court, a final determination by the United States Internal Revenue Service or a final judgment or determination by any court or agency of the Commonwealth of Virginia, with the effect that interest paid or payable on the Series 2002 Tax-Exempt Bonds (other than interest paid to any "substantial user" of the Facilities or "related person" as those terms are defined in
         Section 147(a) of the Code) is or was includable in the gross income of a Series 2002 Tax-Exempt Bondholder for Federal income tax purposes under the Code (or for Virginia state income tax purposes). A Determination of Taxability does not include any tax upon interest payable on exempt facility bonds under Section 142 of the Code and other statutes and regulations in effect on the date of issuance of the Series 2002 Tax-Exempt Bonds and does not include any change in tax rates. A Determination of Taxability will be deemed to have occurred on the date on which the Tax-Exempt Bond Trustee is first notified in writing of any such enactment, amendment, judgment, decree or determination.

                  (D) Selection of 2002 Series A Bonds to be Redeemed. If less than all of the 2002 Series A Bonds are called for redemption pursuant to (A), above, and (B), above, the 2002 Tax-Exempt Bonds and the corresponding 2002 Series A Bonds to be redeemed shall be selected by lot, in such manner as the Tax-Exempt Bond Trustee, may determine, each portion of $5,000 principal amount being counted as one 2002 Series A Bond for this purpose. If a portion of a 2002 Series A Bond having a principal amount of more than $5,000 shall be called for redemption, a new registered 2002 Series A Bond in principal amount equal to the unredeemed portion thereof shall be issued to the registered owner upon the surrender thereof.

                  If this Bond is called for redemption, the Company has covenanted to cause notice of the call for redemption to be given to each Holder of the Bond to be redeemed at such Holder's address as the same shall last appear upon the Bond Register, by first class mail at least 35 and no more than 60 days prior to the Redemption Date.

                  (E) If an Event of Default with respect to the Bond shall occur and be continuing, the principal of the Bond may be declared due and payable in the manner and with the effect provided in the Indenture.

                  The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of Bonds under the Indenture at any time by the Company with the consent of the Holders of a majority in aggregate principal amount of Bonds of all series at the time outstanding affected by such modification. The Indenture also contains provisions permitting the Holders of a majority in principal amount of Bonds at the time outstanding, on behalf of the Holders of all Bonds to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Bond shall be conclusive and binding upon such Holder and upon all future Holders of this Bond and of any Bond issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Bond.

                  No reference herein to the Indenture and no provision of this Bond or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and premium, if any, and interest on this Bond at the times, places and rates, and in the coin or currency herein prescribed.

                  As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Bond is registrable in the Bond Register, upon surrender of this Bond for registration of transfer at the office or agency maintained by the Bond Registrar in Richmond, Virginia, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Bond Registrar duly executed by the holder hereof or his attorney duly authorized in writing, and thereupon one or more new Bonds of this series or authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

                  The Bonds of this series are issuable only in registered form without coupons in denominations of $5,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Bonds of this series are exchangeable for a like aggregate principal amount of Bonds of this series of a different authorized denomination, but of the same maturity, as requested by the Holder surrendering the same.

                  No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  Prior to due presentment of this Bond for registration of transfer and subject to the Assignment, the Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name this Bond is registered as the owner hereof for all purposes, whether or not this Bond be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

                  Unless the context suggests otherwise, all capitalized terms used herein and not otherwise defined shall have the same meaning assigned to them in the Indenture.

                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Bonds referred to in and secured by the Indenture of Mortgage and Deed of Trust dated as of May 1, 1992 by and between Old Dominion Electric Cooperative and Crestar Bank, as trustee, as the same may be amended and effective from time to time prior to the Release Date (the "Original Indenture"), under which the undersigned now acts as Trustee. From and after the Release Date (as defined in the Eleventh Supplemental Indenture to the Original Indenture), this shall constitute one of the unsecured Obligations referred to in and entitled to the benefits of that Amended and Restated Indenture, dated as of September 1, 2001, between Old Dominion Electric Cooperative and SunTrust Bank, successor by merger to Crestar Bank, as trustee (the "Restated Indenture"), which Restated Indenture amends and supersedes the Original Indenture in its entirety from and after the Release Date.

                                                SUNTRUST BANK, as Trustee


                                                By:  SPECIMEN
                                                     --------------------
                                                     Authorized Signatory

                                   ASSIGNMENT

                  The Industrial Development Authority of Halifax County, Virginia (the "Authority"), hereby irrevocably assigns without recourse the foregoing Bond to SunTrust Bank (the "Tax-Exempt Bond Trustee"), as trustee, acting pursuant to a Indenture of Trust dated as of November 1, 2002 (the "Tax-Exempt Indenture"), between the Authority and the Tax-Exempt Bond Trustee and hereby directs the Company, as the issuer of this Bond, to make all payments of principal of, premium and interest thereon directly to the Tax-Exempt Bond Trustee at its principal office in Richmond, Virginia, or at such other place as the Tax-Exempt Bond Trustee may direct in writing. Such assignment is made as security for the payment of the Authority's $60,210,000 Exempt Facility Refunding Revenue Bonds (Old Dominion Electric Cooperative Project), Series 2002, issued pursuant to the Tax-Exempt Indenture.

                                                INDUSTRIAL DEVELOPMENT
                                                AUTHORITY OF HALIFAX COUNTY,
                                                VIRGINIA


                                                By: SPECIMEN
                                                    ---------------
                                                     Chairman